EXHIBIT 3.3


                              CERTIFICATE OF MERGER
                                       OF
                                  INTRAC, INC.
                             (A NEVADA CORPORATION)
                                  WITH AND INTO
                          JAVELIN PHARMACEUTICALS, INC.
                            (A DELAWARE CORPORATION)

                         (PURSUANT TO SECTION 252 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

1. The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") to the merger (the "Merger") is as follows:

NAME                                            STATE OF INCORPORATION
----                                            ----------------------

Intrac, Inc.                                    Nevada
Javelin Pharmaceuticals, Inc.                   Delaware


2. An Agreement and Plan of Merger, dated July 27, 2005, between the Constituent Corporations has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of
Section 252(c) of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation of the Merger is Javelin
Pharmaceuticals, Inc., a Delaware corporation (the "Surviving Corporation"). Intrac, Inc., a Nevada corporation shall be the merging corporation (the "Merging Corporation").

4. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Surviving Corporation.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is Javelin Pharmaceuticals, Inc., 130 West 42nd Street, 12th Floor, New York, NY 10036.

6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.


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7. The authorized capital stock of each Constituent Corporation that is not a corporation of the State of Delaware is as follows:


           NAME                                 AUTHORIZED CAPITAL STOCK
           ----                                 ------------------------

Intrac, Inc., a Nevada corporation          500,000,000 shares of Common Stock,
                                            par value of $.001 per share and
                                            5,000,000 shares of Preferred Stock,
                                            par value $.001 per share.


8. This Certificate of Merger shall be effective on the date and at the time it is filed with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 7th day of September, 2005.


                                            JAVELIN PHARMACEUTICALS, INC.,
                                            a Delaware corporation


                                            By:  /s/ Fred H. Mermelstein
                                               ---------------------------
                                                 Fred H. Mermelstein
                                                 President


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